                                                                                                                          EXHIBIT 21
                                                                                                Jurisdiction of
    Name of Subsidiary                                                                           Incorporation
    -----------------                                                                           ----------------

    71 Hanover Florham Park Associates LLC                                                          New Jersey
    ABZ Group B.V.                                                                                 Netherlands
    ABZ Nederland B.V.                                                                             Netherlands
    ADP Atlantic, Inc.                                                                              Delaware
    ADP Belgium CVA                                                                                  Belgium
    ADP Brasil Ltda.                                                                                 Brazil
    ADP Broker-Dealer, Inc.                                                                        New Jersey
    ADP Brokerage International Limited                                                          United Kingdom
    ADP Canada Co.                                                                                   Canada
    ADP Central, Inc.                                                                               Delaware
    ADP Claims Solutions Group, Inc.                                                                Delaware
    ADP Commercial Leasing, LLC                                                                     Delaware
    ADP Dealer Services Deutschland GmbH                                                             Germany
    ADP Dealer Services France SAS                                                                   France
    ADP Dealer Services Italia s.r.l.                                                                 Italy
    ADP East, Inc.                                                                                  Delaware
    ADP Employer Services GmbH                                                                       Germany
    ADP Europe S.A.                                                                                  France
    ADP France S.A.                                                                                  France
    ADP Financial Information Services, Inc.                                                        Delaware
    ADP Graphic Communications, Inc.                                                               New Jersey
    ADP GSI Espana S.A.                                                                               Spain
    ADP GSI France SAS                                                                               France
    ADP Hollander, Inc.                                                                             Delaware
    ADP, Inc.                                                                                       Delaware
    ADP Indemnity, Inc.                                                                              Vermont
    ADP Integrated Medical Solutions, Inc.                                                          Delaware
    ADP Investor Communication Services, Inc.                                                       Delaware
    ADP Investor Communications Corporation                                                          Canada
    ADP Nederland B.V.                                                                             Netherlands
    ADP Network Services International, Inc.                                                        Delaware
    ADP Network Services Limited                                                                 United Kingdom
    ADP of North America, Inc.                                                                      Delaware
    ADP of Roseland, Inc.                                                                           Delaware
    ADP Output Services, Inc.                                                                       Delaware
    ADP Pacific, Inc.                                                                               Delaware
    ADP Payroll Services, Inc.                                                                      Delaware
    ADP Screening and Selection Services, Inc.                                                      Colorado
    ADP South, Inc.                                                                                 Delaware
    ADP Tax Services, Inc.                                                                          Delaware
    ADP TotalSource Group, Inc.                                                                      Florida
    ADP Wilco Ltd.                                                                               United Kingdom
    Audatex GmbH                                                                                   Switzerland
    Audatex Holding GmbH                                                                           Switzerland
    Audatex Deutschland Datenverarbeitungs GmbH                                                      Germany
    Automatic Data Processing Limited                                                              Australia
    Automatic Data Processing Limited                                                            United Kingdom
    Automatic Data Processing SPRL                                                                   Belgium

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                                                                                                Jurisdiction of
    Name of Subsidiary                                                                           Incorporation
    ------------------                                                                          ----------------

    Automotive Directions, Inc.                                                                     Wisconsin
    Business Management Software Limited                                                         United Kingdom
    Cunningham Graphics International, Inc.                                                        New Jersey
    Digital Motorworks Holdings, Inc.                                                                 Texas
    GSI Transport Tourisme S.A.                                                                      France
    Informex S.A.                                                                                    Belgium
    ProBusiness Holding Company, Inc.                                                               Delaware
    ProBusiness Services, Inc.                                                                      Delaware


In accordance with Item 601(b)(21) of Regulation S-K, the Registrant has omitted the names of particular subsidiaries because the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not have constituted a significant subsidiary as of June 30, 2004.

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